                                                                     EXHIBIT 2.2


                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER dated as of May 20, 2004 (the "Agreement"), by and between Bostrom Holding, Inc., a Delaware corporation ("Buyer"), Trim Merger Co., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Transitory Subsidiary"), and Trim Systems, Inc., a Delaware corporation ("Target"). Buyer, Transitory Subsidiary, and Target are sometimes collectively referred to herein as the "Constituent Corporations."

                                   WITNESSETH:

            WHEREAS, the capitalization for each of Buyer, Transitory Subsidiary, and Target is set forth in Schedule A attached hereto.

            WHEREAS, this Agreement contemplates a transaction in which Buyer will acquire all of Target's outstanding stock in exchange for common stock of Buyer through a reverse subsidiary merger of Buyer's Transitory Subsidiary with and into Target;

            WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable that Transitory Subsidiary merge with and into Target and that Target continue as the surviving corporation, upon the terms set forth herein and in accordance with the laws of the State of Delaware (the "Merger"), and that the shares of Transitory Subsidiary be converted upon consummation of the Merger as set forth herein; and

            WHEREAS, the respective Boards of Directors of the Constituent Corporations have, by resolutions duly approved and adopted the provisions of this Agreement, as the plan of merger required by Section 251 of the General Corporation Law of the State of Delaware (the "Delaware Law").

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                        EFFECT OF THE MERGER; MANNER AND
                           BASIS OF CONVERTING SHARES.

            Section 1.1. At the Effective Time (as hereinafter defined), Transitory Subsidiary will merge with and into Target, and the separate corporate existence of Transitory Subsidiary (except as may be continued by operation of law) shall cease. Target shall be the corporation surviving the Merger (the "Surviving Corporation").

            Section 1.2. At and as of the Effective Time, (i) each Target share of Class A-1 Common shall be converted into the right to receive .099 shares of Buyer's Class A Common, (ii) each Target share of Class A-2 Common shall be converted into the right to receive .099 shares of Buyer's Class A Common, (iii) each Target share of Class B Common shall be converted into the right to receive .099 shares of Buyer's Class B Common, and
(iv) each Target share of Class C Common shall be converted into the right to receive .099 shares of Buyer's Class C Common; accordingly, each Target shareholder's common stock in Target shall be converted into Buyer's common stock in the number and class of stock as indicated on Schedule B attached hereto (the "Merger Consideration").

            Section 1.3. At and as of the Effective Time, each share of Transitory Subsidiary's common stock, $0.01 par value per share, shall be converted into one share of Surviving Corporation's common stock, $0.01 par value per share. At and as of the Effective Time, the Surviving Corporation shall issue shares of common stock, $0.01 par value per share, to Buyer in consideration for Buyer's issuing its common stock to former stockholders of Target pursuant to Section 1.2. The number of shares of Surviving Corporation's common stock issued to Buyer pursuant to this Section 1.3 shall be equal to the number of Transitory Subsidiary common shares outstanding immediately before the Effective Time.

            Section 1.4. At and as of the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of both a public and private nature, and be subject to all the duties and liabilities of Transitory Subsidiary; and all rights, privileges, immunities and franchises of Transitory Subsidiary and all property, real, personal and mixed, and all debts due on whatever accounts, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to Transitory Subsidiary shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and title to any real estate, or any interest therein, vested in Transitory Subsidiary shall not revert or be in any way impaired by reason of the Merger; and the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of Transitory Subsidiary and any claim existing or action or proceeding pending by or against Transitory Subsidiary may be prosecuted to judgment as if the Merger had not taken place or the Surviving Corporation may be substituted in its place; all with the effect set forth in Section 251 of the Delaware Law. The authority of the officers of Transitory Subsidiary shall continue with respect to the due execution in the name of each respective corporation of tax returns, instruments of transfer or conveyance and other documents where the execution thereof is required or convenient to comply with any provision of the Delaware Law or any contract to which Transitory Subsidiary was a party or this Agreement.

            Section 1.5. The name of the Surviving Corporation shall be "Trim Systems, Inc."

                                    ARTICLE 2

                                 EFFECTIVE TIME.

            Section 2.1. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with Section 251 of the General Corporation Law of the State of Delaware, is duly filed with the Secretary of State of the State of Delaware, or as such other time as specified in the Certificate of Merger. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Target Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in Article 4 hereof.

                                    ARTICLE 3

                        CERTIFICATE OF INCORPORATION AND
                          BY-LAWS; BOARD OF DIRECTORS.

            Section 3.1. The Certificate of Incorporation of Surviving Corporation shall be the Certificate of Incorporation of Trim Systems, Inc., attached hereto as Exhibit A.

            Section 3.2. The By-laws of Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Transitory Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

            Section 3.3. The directors and officers of Transitory Subsidiary shall become the directors and officers of Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                                    ARTICLE 4

                                   CONDITIONS.

            Section 4.1. The respective obligations of each of Constituent Corporations to consummate the Merger under this Agreement is subject to the fulfillment or waiver by all parties hereto of the following conditions:

      (a) At the option of Transitory Subsidiary, Buyer, or Target, any third party consents which are required in order to avoid a breach, violation, conflict or default under any agreement, contract, statute, rule or regulation shall have been obtained;

      (b) There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the Merger illegal;

      (c) No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes illegal or otherwise prevents the consummation of the Merger shall have been issued and shall remain in effect; and

      (d) The board of directors of each Constituent Corporation shall have determined that the Registration Statement is reasonably likely to become effective within the next seven (7) business days in accordance with the provisions of the Securities Act.

                                    ARTICLE 5

                                   TERMINATION

            Section 5.1. This Agreement and all obligations to consummate the Merger shall terminate immediately upon the Buyer's withdrawal of the Registration Statement from the review of the SEC.

                                    ARTICLE 6

                                  MISCELLANEOUS

            Section 6.1. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

            Section 6.2. The internal law, not the law of conflicts, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement.

            Section 6.3. This Agreement is not intended to confer upon any person (other than the parties hereto and their respective successors and assigns) any rights or remedies hereunder or by reason hereof; provided however, that the provisions in Section 1.2 above concerning payment of the Merger Consideration are intended for the benefit of Target's shareholders

            Section 6.4. The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

            Section 6.5. As used in this Agreement, the following terms have the meanings specified below:

            "Applicable Law" means all applicable laws, statutes, orders, rules, regulations and all applicable legally binding policies or guidelines promulgated, or judgments, decisions or orders entered, by any governmental entity.

            "Registration Statement" means Buyer's registration statement on Form S-1 and any amendments or supplements thereto, which is to be filed with the SEC in connection with its initial public offering.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                         BOSTROM HOLDING, INC.

                                         By: /s/ Dan Moorse
                                            --------------------------------
                                            Name:
                                            Title:

                                         TRIM SYSTEMS, INC.

                                         By: /s/ Carl E. Nelson
                                            --------------------------------
                                            Name:
                                            Title:

                                         TRIM MERGER CO.

                                         By: /s/ Carl E. Nelson
                                            --------------------------------
                                            Name:
                                            Title:

                [Signature Page to Agreement and Plan of Merger]

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                               TRIM SYSTEMS, INC.

                                   SCHEDULE A

                        CAPITALIZATION OF BUYER, TARGET,
                           AND TRANSITORY SUBSIDIARY.

                              BOSTROM HOLDING, INC.

                                                   AUTHORIZED, PAR VALUE $0.01
ITEM                   CLASS OF STOCK                       PER SHARE              ISSUED AND OUTSTANDING
---------------------------------------------------------------------------------------------------------
  1                    Class A Common                         75,000                      6,968.010
  2                    Class B Common                        170,000                    121,296.260
  3                    Class C Common                         40,000                     30,324.000
  4                   Class D-1 Common                       125,000                     97,964.000
  5                   Class D-2 Common                        25,000                          0.000
  6                    Class E Common                         25,000                     24,491.000

                               TRIM SYSTEMS, INC.

                                                   AUTHORIZED, PAR VALUE $0.01
ITEM                   CLASS OF STOCK                       PER SHARE              ISSUED AND OUTSTANDING
---------------------------------------------------------------------------------------------------------
  1                   Class A-1 Common                       400,000                    366,370.585
  2                   Class A-2 Common                       150,000                     18,861.710
  3                    Class B Common                        450,000                    282,141.970
  4                    Class C Common                        100,000                     56,250.000

                                 TRIM MERGER CO.

                                                   AUTHORIZED, PAR VALUE $0.01
ITEM                   CLASS OF STOCK                       PER SHARE              ISSUED AND OUTSTANDING
---------------------------------------------------------------------------------------------------------
  1                        Common                             1,000                      1,000.000

                                   SCHEDULE B

                              MERGER CONSIDERATION.

     The following table provides the amount and class of Buyer common stock that each Target shareholder shall receive as consideration in exchange for its or his or her common stock in Target.

                                                                                      THE MERGER CONSIDERATION
             PRE-MERGER TRIM SYSTEMS, INC.      PRE-MERGER COMMON SHARES OF TRIM       POST CONVERSION BOSTROM
ITEM                  SHAREHOLDER                         SYSTEMS, INC.              HOLDING, INC. COMMON STOCK
---------------------------------------------------------------------------------------------------------------
                                            CLASS A-1 COMMON STOCK
 1        Marni L. Johnson                                   2,797.865                          276.989
 2        Ronald A Johnson                                   2,797.865                          276.989
 3        Scott D. Rued                                      2,098.410                          207.743
 4        Robert R. Hibbs                                    1,398.930                          138.494
 5        Carl E. Nelson                                     1,398.930                          138.494
 6        John C. Read                                       1,398.930                          138.494
 7        David J. Huls                                        699.465                           69.247
 8        Judith A. Vijums                                     699.465                           69.247
 9        Mary-Louise R. Johnson and her
          successors in trust, as Trustees of
          the Mary-Louise R. Johnson
          Revocable Trust under Agreement
          dated November 12, 2001                              699.465                           69.247
 10       1170821 Ontario Inc.                               2,974.000                          294.426
 11       1170809 Ontario Inc.                               2,119.000                          209.781
 12       1170812 Ontario Inc.                               2,640.000                          261.360
 13       Kyzalea Company                                    1,512.000                          149.688
 14       1170819 Ontario Inc.                               1,042.000                          103.158
 15       1170698 Ontario Inc.                                 992.000                           98.208
 16       1301449 Ontario Inc.                                 146.000                           14.454
 17       13525365 Ontario Inc.                                134.000                           13.266
 18       1376653 Ontario Inc.                                  73.000                            7.227
 19       1352537 Ontario Inc.                                  19.000                            1.881
 20       Onex DHC LLC                                     299,492.280                       29,649.736
 21       Trim Systems Executive Investco LLC               11,820.000                        1,170.180
 22       Trim Systems Executive Investco II
          LLC                                                9,375.000                          928.125
 23       3062601 Nova Scotia Company                        2,663.000                          263.637
 24       Onex Advisor III LLC                              17,380.000                        1,720.620
                                              CLASS A-2 COMMON STOCK
 1        Michael Szczepanski                                   500.00                            49.50
 2        Cleve S. Blunt                                      1,000.00                            99.00
 3        Jim Lindsey                                         1,098.90                           108.79
 4        Frank Lolli                                         2,800.00                           277.20
 5        Chad Utrup                                            479.47                            47.47
 6        Rick Steele                                         8,915.65                           882.65

                                                                                      THE MERGER CONSIDERATION
             PRE-MERGER TRIM SYSTEMS, INC.      PRE-MERGER COMMON SHARES OF TRIM       POST CONVERSION BOSTROM
ITEM                  SHAREHOLDER                         SYSTEMS, INC.              HOLDING, INC. COMMON STOCK
---------------------------------------------------------------------------------------------------------------
 7        Daniel F. Moorse                                      549.45                            54.40
 8        Robert Averitt                                        752.40                            74.49
 9        Mervin Dunn                                           855.29                            84.67
 10       Kevin Richards                                      1,500.00                           148.50
 11       James Williams                                        342.11                            33.87
 12       Clint Arney                                            68.42                             6.77
                                             CLASS B COMMON STOCK
 1        1170809 Ontario Inc.                                1,851.40                           183.29
 2        1170819 Ontario Inc.                                  750.78                            74.33
 3        1170821 Ontario Inc.                                1,290.97                           127.81
 4        1170812 Ontario Inc                                 1,192.43                           118.05
 5        1170698 Ontario Inc                                   811.65                            80.35
 6        AMON Canadian
          Investments, Ltd.                                   1,068.60                           105.79
 7        MHON Canadian
          Investments, Ltd.                                   1,009.23                            99.91
 8        ONEX DHC LLC                                      239,081.47                        23,669.07
 9        Kyzalea Company                                     1,192.85                           118.09
 10       Trim Systems Executive
          Investco II LLC                                     8,465.79                           838.11
 11       Trim Systems Executive
          Investco LLC                                        9,101.80                           901.08
 12       1301449 Ontario Inc.                                   11.43                             1.13
 13       1352536 Ontario Inc.                                    9.15                             0.91
 14       1352537 Ontario Inc.                                    2.29                             0.23
 15       302601 Nova Scotia Company                          2,201.66                           217.96
 16       Onex Advisor III LLC                               14,100.47                         1,395.95
                                                   CLASS C
 1        J2R Partners II                                    56,250.00                         5,568.75